Exhibit 10.3

Execution Version

LIQUIDITY OPTION AGREEMENT

dated as of

October 1, 2014

between

ENTERPRISE PRODUCTS PARTNERS L.P.

and

OILTANKING HOLDING AMERICAS, INC.

and

MARQUAND & BAHLS AG

i

ii

Exhibits:

A.	Form of Registration Rights Agreement

B.	Form of Cross Receipt

iii

LIQUIDITY OPTION AGREEMENT

THIS LIQUIDITY OPTION AGREEMENT (this “Agreement”) dated as of October 1, 2014 by and among Enterprise Products Partners L.P., a Delaware limited partnership (“Enterprise”), and Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”), and Marquard & Bahls AG, a German Aktiengesellschaft (“M&B”).

W I T N E S S E T H :

WHEREAS, M&B indirectly through OTA owns certain equity interests in Oiltanking Partners L.P., a Delaware limited partnership (“Oiltanking”), and its general partner, all as set forth in that certain Contribution and Purchase Agreement dated the date hereof (the “Purchase Agreement”);

WHEREAS, effective on the date of this Agreement, Enterprise is acquiring certain interests in Oiltanking and its general partner pursuant to the Purchase Agreement in exchange for consideration that includes cash and Enterprise Common Units (as defined herein); and

WHEREAS, as partial consideration for the Purchase Agreement, Enterprise desires to grant to M&B an option for M&B to sell to Enterprise the Option Securities (as defined herein) upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The capitalized defined terms used herein and not defined herein shall have the same meanings as set forth in the Purchase Agreement. As used herein, the following terms have the following meanings:

“Cash Reserves” means cash and any prepayment or deposit of Taxes that is creditable against Taxes of OTA under Applicable Law and refunds with respect to Taxes to which OTA is entitled.

“Enterprise Tax Event” means the conversion by Enterprise into a corporation, including for U.S. federal income tax purposes, or a combination of Enterprise with a corporation or partnership, including for U.S. federal income tax purposes, in which substantially all of the outstanding Enterprise Common Units are, for U.S. federal income tax purposes, exchanged or deemed to be exchanged for cash or property, in each case to the extent such transaction, event, circumstance, condition or state of facts is, for U.S. federal income tax purposes, taxable in whole or in substantial part to holders of Enterprise Common Units (determined without regard to whether any particular holder of Enterprise Common Units has a built-in loss in those units at the time of such transaction, event, circumstance, condition or state of facts) (a “Corporate Conversion”); provided, however, that (i) for purposes of this definition, a transaction shall be treated as taxable in substantial part if OTA recognizes 20% or more of its built-in gain in its Enterprise Common Units at the time of such transaction, and (ii) the term

“Enterprise Tax Event” shall not include a Corporate Conversion that would not have occurred but for a change in Applicable Law, including the Code or final or temporary Treasury Regulations, or in a judicial opinion or published ruling interpreting the provisions thereof, occurring after the date of this Agreement.

“Excluded Taxes” means any Taxes payable by any OTA Entity as a result of an Enterprise Tax Event. For clarification and avoidance of doubt, there will be no Excluded Taxes if M&B does not exercise the Liquidity Option during the 135-day period following a Trigger Event caused by an Enterprise Tax Event.

“Exercise Period” means (i) in the absence of a Trigger Event, the 90-day period beginning on the five year and four-month (64-month) anniversary of the date hereof, or (ii) if a Trigger Event occurs before the end of the period described in clause (i), the 135-day period beginning on the date on which M&B has received written notice from Enterprise of the occurrence of the Trigger Event.

“Foreign Holdco” means any entity that is organized in a non-U.S. jurisdiction (excluding any jurisdiction on the OECD’s Financial Action Task Force “Blacklist” of “Non-Cooperative Countries or Territories” as of the date of this Agreement or such list or any successor list as of the Exercise Date or Settlement Date) and whose only assets as of the Exercise Date and Settlement Date consist of 100% of the securities that would have constituted Option Securities in the absence of Section 2.04(d) of this Agreement.

“knowledge of M&B and OTA,” “M&B’s and OTA’s knowledge” or any other similar knowledge qualification in this Agreement means to the actual knowledge, after reasonable inquiry, of the chief financial officer and general counsel of M&B or persons with comparable titles and responsibilities.

“material” or “materially” when used with respect to OTA means having a value in excess of $1,000,000.

“M&B Disclosure Schedules” means the disclosure schedules delivered by M&B to Enterprise prior to the date of this Agreement (which disclosure schedules may be supplemented by M&B to reflect post-signing developments and matters that, to the knowledge of M&B, if not included on the M&B Disclosure Schedule, would constitute a breach of this Agreement, such supplement to be delivered with the Exercise Notice).

“OTA Entity” or “OTA Entities” means OTA and its Subsidiaries.

“Permitted Closing Liabilities” means liabilities of OTA at Closing that are permitted under Section 8.02(d)(ii).

“Pre-Closing Taxes” means (i) any Taxes owed by M&B and any of its Affiliates (other than OTA) for any taxable period, (ii) any Taxes imposed upon the OTA Entities with respect to (A) any period ending on or before Closing (a “Pre-Effective Period”) or (B) any taxable period beginning on or before, and ending after, the Settlement Date (a “Straddle Period”), but only with respect to the portion of such Straddle Period ending on and including the Settlement Date (such portion, a “Pre-Effective Straddle Period”) as determined pursuant to Section 7.05, (iii) any Taxes attributable to periods, or portions thereof, ending on or before Closing for which any OTA Entity is held liable (A) as a transferee or otherwise through operation of law by reason of a transaction occurring prior to Closing, or (B) as a result of any Tax sharing, Tax indemnity or Tax allocation agreement or any express agreement to indemnify any other Person entered into prior to Closing and (iv) any Taxes imposed as a result of any OTA Entity having filed any Tax Return on a combined, consolidated, unitary, affiliated or similar basis with another Person prior to the Settlement Date; provided, however, that notwithstanding the foregoing, “Pre-Closing Taxes” shall not include any Excluded Taxes.

“Reference Security” means the Enterprise Common Units (or the equity interests of any successor to Enterprise issued in exchange for Enterprise Common Units, including the equity interests of any entity in a merger of Enterprise with or into another entity in which equity interests of such successor parent entity are issued in exchange for Enterprise Common Units).

“Restructuring Transaction” means the acquisition of the Option Securities by M&B by way of (i) a purchase, (ii) an in-kind distribution or (iii) an in-kind contribution in which M&B issued cash, non-qualified preferred stock (within the meaning of Section 351 of the Code), indebtedness or common stock.

“Trigger Event” means (i) any transaction, event, circumstance, condition or state of facts by which the Enterprise Common Units (or any other Reference Security) cease to be “regularly traded” within the meaning of Section 897 of the Code and the Treasury Regulations thereunder, (ii) any transaction, event, circumstance, condition or state of facts by which OTA becomes the owner, for purposes of Section 897 of the Code, of Enterprise Common Units (or any other Reference Security) representing more than 5% of all outstanding Enterprise Common Units (or such Reference Securities) other than as a result solely of the acquisition of Enterprise Common Units or other Reference Securities by OTA, M&B or any Affiliate after the date of this Agreement or (iii) any Enterprise Tax Event.

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder,” and words of like import used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person to the extent the context so requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

LIQUIDITY OPTION

Section 2.01. Liquidity Option. Upon the terms, and subject to the conditions, of this Agreement:

(a) Enterprise hereby grants M&B the option (the “Liquidity Option”) to sell to Enterprise all of the outstanding capital stock of OTA (the “Option Securities”). The Liquidity Option can only be exercised by written notice by M&B to Enterprise (the “Exercise Notice”) during the Exercise Period (the date in the Exercise Period on which M&B actually provides notice of such exercise, the “Exercise Date”). If M&B exercises the foregoing Liquidity Option on or prior to the Exercise Date, upon the terms and subject to the conditions of this Agreement, Enterprise agrees to acquire and accept from M&B the Option Securities and to pay to M&B the Strike Price on the seventh (7th) Business Day following the Exercise Date (the “Settlement Date”). The Liquidity Option shall be exercisable only with respect to all of the outstanding Option Securities and shall not be partially exercisable. The Liquidity Option may not be exercised by M&B, and any delivery of the Exercise Notice shall be invalid with respect thereto, if on the Exercise Date any of the conditions to Closing that are set forth in Sections 8.01 and 8.02 are not already capable of being satisfied as of the Exercise Date (including any representations and warranties that speak as of the Settlement Date, which shall be read as if they were as of the Exercise Date).

(b) The Exercise Notice delivered by M&B shall contain statements and certification of the following matters signed by an executive of M&B:

(i) a statement affirming that the Liquidity Option is exercisable in compliance with the last sentence of Section 2.01(a);

(ii) copies of the financial statements described in Section 3.06;

(iii) the number of Enterprise Common Units (or other Reference Securities) that are owned by OTA on the Exercise Date and will be owned by OTA at Closing (the “OTA-Owned Enterprise Common Units”);

(iv) the amount of indebtedness of OTA, if any (or a statement that the amount is zero), that will be satisfied or released prior to Closing;

(v) a reasonably-detailed description of the liabilities, if any (or a statement that there will be none), permitted by Section 8.02(d)(ii)(B) that are to remain with OTA, the dollar value of each such liability, and the total amount of cash also remaining with OTA, all estimated as of the Settlement Date; and

(vi) a calculation of the Strike Price.

Section 2.02. Strike Price. (a) The aggregate consideration to be paid by Enterprise for the Option Securities (“Strike Price”) shall consist of an amount equal to 100% of the fair market value of the OTA-Owned Enterprise Common Units at the Closing, to be determined by multiplying the number of OTA-Owned Enterprise Common Units by the volume-weighted sales price per unit taken to four decimal places of Enterprise Common Units (or, if applicable, Reference Securities) as reported by the New York Stock Exchange (or such other national securities exchange on which the Enterprise Common Units or Reference Securities are principally traded) for the consecutive period of ten (10) trading days beginning at 9:30 a.m. New York time on the eleventh (11th) trading day immediately preceding the Exercise Date and concluding at 4:00 p.m. New York time on the trading day immediately preceding the Exercise Date, as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available from this source or function, as calculated with the volume-weighted sales price per unit information reported on the applicable exchange).

(b) The Strike Price may be paid in (i) cash in immediately available funds, (ii) Enterprise Common Units or (iii) any combination thereof, as determined by Enterprise in its sole discretion. If any Enterprise Common Units are delivered by Enterprise as part of the Strike Price, then those units shall be valued in the same manner as set forth in Section 2.02(a).

Section 2.03. Closing. The closing (the “Closing”) of the transactions provided for in Section 2.01 shall take place at the offices of Enterprise in Houston, Texas on the Settlement Date after satisfaction or, to the extent permissible, waiver by the party or parties entitled to the benefit of the conditions set forth in ARTICLE 8 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), or at such other time or place as Enterprise and M&B may agree. At the Closing:

(a) Enterprise shall deliver or cause to be delivered to M&B:

(i)	the cash consideration, if any, portion of the Strike Price, in immediately available funds by wire transfer to an account of M&B designated by M&B in the Exercise Notice (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of M&B in such amount);

(ii)	an appropriate number of Enterprise Common Units, if any, as a portion of the Strike Price in restricted book-entry form in the name of M&B with the transfer agent;

(iii)	a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), duly executed by Enterprise;

(iv)	the cross receipt in the form attached hereto as Exhibit B (the “Cross Receipt”), duly executed by Enterprise; and

(v)	all other documents, instruments or certificates required to be delivered by Enterprise at or prior to the Closing pursuant to this Agreement.

(b) M&B shall deliver or cause to be delivered to Enterprise:

(i)	certificates for the Option Securities duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto;

(ii)	all other documents and instruments necessary to vest in Enterprise all of M&B’s right, title and interest in and to the Option Securities, free and clear of all Liens;

(iii)	all minute books and other similar records of OTA;

(iv)	the OTA-Owned Enterprise Common Units in book-entry form in the name of OTA with the transfer agent;

(v)	except to the extent that the Option Securities consist of securities of Foreign Holdco in accordance with Section 2.04(d), a certification, signed under penalties of perjury as of the Settlement Date, from OTA that satisfies the requirements of Treasury Regulation Sections 1.897-2(g)(ii)(B) and 1.897-2(h) and confirms that the Option Securities are not U.S. Real Property Interests within the meaning of Section 1.897-1(c) of the Code;

(vi)	the Registration Rights Agreement, duly executed by M&B;

(vii)	the Cross Receipt, duly executed by M&B; and

(viii)	all other documents, instruments or certificates required to be delivered by M&B or OTA at or prior to the Closing pursuant to this Agreement.

Section 2.04. Trigger Events. Notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Trigger Event:

(a) Enterprise shall promptly notify M&B in writing when it becomes aware that the Trigger Event has occurred;

(b) the Liquidity Option shall become immediately exercisable by M&B;

(c) notwithstanding Section 8.01(b), the Restructuring Transaction shall not be a condition to the exercise or settlement of the Liquidity Option;

(d) at the election of M&B in its sole discretion, the term “Option Securities” shall, in lieu of the definition of “Option Securities” set forth in Section 2.01(a) and for all purposes of this Agreement, mean all of the outstanding equity interests of Foreign Holdco;

(e) the Strike Price shall be an amount equal to 100% of the fair market value of the OTA-Owned Enterprise Common Units immediately prior to the Trigger Event, determined in a manner consistent with the valuation standards set forth in Section 2.02(a);

(f) the Strike Price shall be paid by Enterprise entirely in cash;

(g) no Registration Rights Agreement will be executed and delivered;

(h) without limiting the assignments otherwise permitted by Section 11.04, M&B shall be entitled to assign the Liquidity Option to, and the Liquidity Option may thereafter be exercised by, Oiltanking GmbH; and

(i) the terms and conditions of the Liquidity Option, as set forth in this Agreement, shall otherwise continue to apply, mutatis mutandis; provided, however, that the Liquidity Option may not be settled with respect to Foreign Holdco if Foreign Holdco or OTA has any assets or liabilities other than (i) assets and liabilities permitted by Section 8.02(d) and (ii) for the avoidance of doubt, equity interests of OTA held by Foreign Holdco.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF M&B PARTIES

Each of M&B and OTA, jointly and severally, represents and warrants to Enterprise as of the date of this Agreement and as of the Settlement Date (except for any representations and warranties made as of a specific date, which shall be true at and as of such date) that:

Section 3.01. Corporate Existence and Power. (a) OTA is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to result in liabilities that are not Permitted Closing Liabilities.

(b) M&B is a legal entity duly organized and validly existing and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the transactions contemplated by this Agreement.

(c) M&B has made available prior to the date of this Agreement a true and complete copy of OTA’s certificate of organization and bylaws, in each case as amended through the date hereof.

Section 3.02. Corporate Authorization. The execution, delivery and performance by each of M&B and OTA of this Agreement and each of the other transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) are within each party’s corporate (or other) powers and have been duly authorized by all necessary corporate action on the part of such party and (ii) require no corporate (or other) action on the part of any owner of M&B. This Agreement is, and the other transaction documents to which they are a party will be when executed and delivered at Closing, duly executed and delivered by each of M&B and OTA, as applicable. This Agreement constitutes, and each of the other transaction documents will constitute when entered into at Closing, a valid and binding agreement of each of M&B and OTA, as applicable, enforceable against such party in accordance with the terms of the applicable agreement, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors’ rights generally.

Section 3.03. Governmental Authorization. The execution, delivery and performance by each of M&B and OTA of this Agreement and the consummation of the transactions contemplated hereby require no consent or approval of, action by or in respect of, or filing with, any Governmental Authority other than such consents, approvals, actions or filings that (i) are being obtained in compliance with Section 7.03 or have been obtained or made, (ii) that would in the ordinary course be made or obtained after the Closing or (iii), which if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereunder or to materially impair any such party’s or its Affiliates’ ability to perform their respective obligations hereunder.

Section 3.04. Noncontravention. The execution, delivery and performance by each of M&B and OTA of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws or equivalent organizational or constituent documents of any such party, (ii) violate or conflict with any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of or conflict with, or give rise to any right of termination, cancellation, modification, or acceleration of any right or obligation of any such party or to a loss of any benefit to which any such party is entitled under any provision of any agreement or other instrument binding upon any such party or (iv) result in the creation or imposition of any Lien on any asset of OTA.

Section 3.05. Capitalization of OTA; Ownership of OTA-Owned Enterprise Common Units. (a) All of the Option Securities have been duly authorized and validly issued in accordance with the governing documents of OTA, are fully paid and non-assessable and were not issued in violation of any pre-emptive rights, right of first refusal, right of first offer or similar rights of any Person.

(b) There are no authorized, issued or outstanding (i) equity interests or voting securities of OTA, (ii) securities of OTA convertible into or exchangeable for equity interests or voting securities of OTA or (iii) options or other rights to acquire, or other obligation of OTA to issue, any equity interests, voting securities or securities convertible into or exchangeable for equity interests or voting securities of OTA. There are no outstanding obligations of OTA to repurchase, redeem or otherwise acquire any of the securities described in the foregoing sentence. As of the Settlement Date, OTA will have no Subsidiaries.

(c) As of the Exercise Date and the Settlement Date, OTA owns the number of OTA-Owned Enterprise Common Units set forth in the Exercise Notice, in each case, free and clear of any Liens (other than Liens to be released at Closing). Other than such OTA-Owned Enterprise Common Units, as of the Settlement Date, OTA does not own any stock or equity ownership (whether controlling or not) in a corporation, association, partnership, limited liability company, joint venture or other entity.

Section 3.06. Financial Statements. Except as set forth in the M&B Disclosure Schedules, the audited consolidated financial statements of OTA for the most recent three (3) fiscal years prior to the submission of the Exercise Notice and the most recent unaudited consolidated interim financial statements of OTA (the last day of such interim statements, the “Balance Sheet Date”) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) as of the dates thereof, the consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

Section 3.07. Absence of Certain Changes. Except as set forth in the M&B Disclosure Schedules, since the Balance Sheet Date through the Settlement Date, there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to, individually or in the aggregate, result in liabilities that are not Permitted Closing Liabilities.

Section 3.08. No Undisclosed Liabilities. As of the Settlement Date, there are no liabilities of OTA of any kind (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable or otherwise), other than (i) indebtedness owed by OTA to M&B or any Affiliate that will be satisfied or released prior to or at the Closing and as set forth in the Exercise Notice and (ii) Permitted Closing Liabilities.

Section 3.09. Contracts. As of the Settlement Date, except for this Agreement, OTA is not a party to or bound by any contract that adversely affects the ability of OTA to own, use or operate its assets or conduct its business as they are currently used, operated or conducted by OTA in any material respect.

Section 3.10. Litigation. As of the Settlement Date, there is no Proceeding pending against, or to the knowledge of each of M&B or OTA, threatened against any of them before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the ownership of the Option Securities or the OTA-Owned Enterprise Common Units. As of the Settlement Date, neither OTA nor any property or asset of OTA is subject to any Order from any Governmental Authority that adversely affects the ability of OTA to own, use or operate its assets or conduct its business as they are currently used, operated or conducted by OTA in any material respect.

Section 3.11. Compliance with Laws and Court Orders. Except as set forth in the M&B Disclosure Schedules, as of the Settlement Date, OTA will be, and from January 1, 2019 will have been, in compliance with, and OTA is not, and will not have been from January 1, 2019, in violation of any Applicable Law, except for violations that have not been and would not reasonably be expected to be, individually or in the aggregate, material to the transactions contemplated by this Agreement or the ownership of the Option Securities or the OTA-Owned Enterprise Common Units. As of the Settlement Date, to the knowledge of M&B and OTA, there will be no unsatisfied judgments, penalties or awards against or affecting OTA or any of its properties.

Section 3.12. Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of M&B and OTA who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement that would create any liability for Enterprise or its Subsidiaries or for OTA after the Settlement Date.

Section 3.13. Employees. Following the date that is the six month anniversary of this Agreement, OTA has not had any employees or sponsored, maintained, contributed to or been required to contribute to any employee benefit plans.

Section 3.14. Affiliate Agreements. All contracts, agreement or arrangements between OTA, on the one hand, and M&B or any Affiliate, on the other hand, will be terminated at or prior to Closing without any loss, liability or expense paid or remaining thereunder on the part of OTA.

Section 3.15. Taxes. Except as set forth in the M&B Disclosure Schedules or as would not, individually or in the aggregate, result in liabilities that are not Permitted Closing Liabilities:

(a) each of the OTA Entities has filed when due (taking into account extensions of time for filing) all Tax Returns required to be filed by it;

(b) all Taxes due and owed by the OTA Entities (whether or not shown on any Tax Return) have been duly and timely paid in full (other than Taxes for which Cash Reserves have been established);

(c) there is no proceeding now pending against any OTA Entity in respect of any Tax or Tax Return, nor has any written adjustment with respect to a Tax Return or written claim for additional Tax been received by any OTA Entity that is still pending;

(d) no written claim has been made by any Tax authority in a jurisdiction where any OTA Entity does not currently file a Tax Return that it is or may be subject to any material Tax in such jurisdiction, nor has any such assertion been threatened or proposed in writing and received by any OTA Entity;

(e) none of the OTA Entities has any outstanding request for an extension of time within which to pay Taxes or file Tax Returns;

(f) there is no outstanding waiver or extension of any applicable statute of limitations for the assessment or collection of Taxes due from any OTA Entity; and

(g) each OTA Entity has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other party.

The representations and warranties set forth in this Section 3.15 shall constitute the only representations and warranties of M&B and OTA with respect to Taxes.

Section 3.16. Books and Records. The minute books and other similar records of OTA contain true and complete copies in all material respects of all material actions taken at meetings of the board of directors of OTA, any committee thereof or the stockholders of OTA, and all material written consents executed in lieu of any such meetings.

Section 3.17. Exercise Notice. The statements and certifications contained in the Exercise Notice shall be true and correct in all material respects.

Section 3.18. Acquire for Investment. M&B is acquiring the Enterprise Common Units issued pursuant to this Agreement for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, M&B (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Enterprise Common Units issued pursuant to this Agreement and is capable of bearing the economic risks of such investment.

Section 3.19. Inspections; No Other Representations. M&B is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of securities such as the Enterprise Common Units as contemplated hereunder. As of the date hereof M&B has undertaken, and prior to any exercise of the Liquidity Option M&B will undertake, such investigation it has deemed or may deem necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the exercise of the Liquidity Option. M&B will undertake prior to the exercise of the Liquidity Option such further investigation and request such additional documents and information as it deems necessary or appropriate. M&B agrees, if Closing occurs, to accept the Enterprise Common Units based upon its own examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Enterprise or its Affiliates, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, M&B acknowledges that Enterprise makes as of the date of this Agreement, and prior to the exercise of the Liquidity Option will make, no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to M&B of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Enterprise or the future business and operations of Enterprise or (ii) any other information or documents made available to M&B or its counsel, accountants or advisors with respect to the Enterprise Common Units, Enterprise or its business or operations, except as expressly set forth in this Agreement or any other transaction documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ENTERPRISE

Enterprise represents and warrants to M&B as of the date hereof and as of the Settlement Date (unless specifically otherwise qualified) that:

Section 4.01. Corporate Existence and Power. Each of Enterprise and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite corporate, limited liability company power or limited partnership power, as applicable, and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified, registered or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the transaction documents or to materially impair Enterprise’s ability to perform its obligations under the transaction documents to which it is a party.

Section 4.02. Corporate Authorization. The execution, delivery and performance by Enterprise of this Agreement and each of the other transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby are within the partnership (or other) powers of Enterprise and have been duly authorized by all necessary partnership action on the part of Enterprise. This Agreement is, and the other transaction documents to which Enterprise is a party will be when executed and delivered at Closing, duly executed and delivered by Enterprise. This Agreement constitutes, and each of the other transaction documents to which each Enterprise is a party will constitute when entered into at Closing, a valid and binding agreement of Enterprise, enforceable against Enterprise in accordance with the terms of the applicable agreement, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors’ rights generally.

Section 4.03. Governmental Authorization. The execution, delivery and performance by Enterprise of this Agreement and the other transaction documents to which Enterprise is a party and the consummation of the transactions contemplated hereby and thereby require no consent or approval of, or action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of the 1934 Act and (ii) such consents, approvals, actions or filings that have been obtained or made or that would in the ordinary course be made or obtained after the Closing or, which if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the transaction documents or to materially impair Enterprise’s ability to perform its obligations under the transaction documents to which it is a party.

Section 4.04. Noncontravention. The execution, delivery and performance by Enterprise of this Agreement and the transaction documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws or equivalent organizational or constituent documents of Enterprise, (ii) assuming compliance with the matters referred to in Section 4.03, violate or conflict with any Applicable Law, (iii) require any consent or other action by any Person under, constitute a default under, result in a violation of or conflict with or give rise to any right of termination, cancellation, modification or acceleration of any right or obligation of Enterprise or to a loss of any benefit to which Enterprise is entitled under any provision of any agreement or other instrument binding upon Enterprise or (iv) result in the creation or imposition of any material Lien on any asset of Enterprise, except in the case of clauses (ii) and (iv) as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated under the transaction documents to which the Enterprise is a party or materially impair Enterprise’s ability to perform its obligations under the transaction documents to which it is a party.

Section 4.05. Enterprise Common Unit Consideration. As of the Settlement Date, all of the Enterprise Common Units, if any, issuable as all or a portion of the Strike Price have been duly authorized and, when issued by Enterprise pursuant to this Agreement for the consideration set forth herein, will be validly issued in accordance with the Enterprise Partnership Agreement, fully paid (to the extent required under the Enterprise Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act), and will not be issued in violation of any pre-emptive rights, right of first refusal, right of first offer or similar rights of any Person.

Section 4.06. Acquire for Investment. Enterprise is acquiring the Option Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Enterprise (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Option Securities and is capable of bearing the economic risks of such investment.

ARTICLE 5

COVENANTS OF M&B AND OTA

Each of M&B and OTA agrees that:

Section 5.01. Access to Information. From the beginning of the Exercise Period until the Settlement Date, M&B and OTA will (i) cause OTA to give Enterprise and its Representatives reasonable access to their respective properties and to copies of their respective books and records, (ii) furnish to Enterprise and its Representatives such financial and operating data and other information relating to OTA as such Persons may reasonably request and (iii) instruct the Representatives of M&B and OTA to cooperate with Enterprise in its investigation OTA. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of M&B or OTA. Notwithstanding the foregoing, (A) OTA shall not be required to provide access or disclose information where such access or disclosure would jeopardize the attorney-client privilege, contravene any Applicable Law or binding agreement; provided that M&B and OTA shall, at Enterprise’s request and sole cost and expense, use its reasonable best efforts to obtain any necessary consent or waiver in order to grant Enterprise access or furnish the requested information and (B) prior to the Settlement Date, Enterprise and its Representatives shall have no right to perform or cause to be performed any invasive or subsurface investigation in connection with OTA, including any sampling or testing of the air, soil, surface water, groundwater, building materials or other environmental media.

Section 5.02. Resignations. On the Settlement Date, OTA will deliver to Enterprise the resignations of each of the directors, officers, employees or agents of OTA.

Section 5.03. Confidentiality. For a period of two years following the Settlement Date, M&B and its Affiliates (each, a “Disclosing Party”) will hold, and will use their reasonable best efforts to cause their Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning OTA (the “Confidential Information”), except to the extent that such Confidential Information (i) was already in the possession of a Disclosing Party without obligation of confidence, (ii) is subsequently developed by a Disclosing Party without the use of the Confidential Information, (iii) becomes publicly available other than as a result of disclosure thereof by a Disclosing Party in breach of this Agreement, (iv) is subsequently rightfully acquired by a Disclosing Party without obligations of confidentiality or restrictions as to use, from a source other than Enterprise, the General Partner or any OTA Entity, who, to the best of the knowledge of such Disclosing Party, was not under a contractual or other obligation of confidentiality and/or non-use or (v) is or becomes acquired by a Disclosing Party without obligations of confidentiality or restrictions as to use in the ordinary course of such Disclosing Party’s business and in connection with such Disclosing Party’s ownership interest in a facility, interest or other asset.

ARTICLE 6

COVENANTS OF ENTERPRISE

Enterprise agrees that:

Section 6.01. Confidentiality. Prior to the Settlement Date and after any termination of this Agreement, Enterprise and its Affiliates will hold in confidence all Confidential Information (as defined in the Confidentiality Agreement) concerning M&B and OTA furnished to Enterprise or its Affiliates in connection with the transactions contemplated by this Agreement on the terms and subject to the conditions contained the Confidentiality Agreement.

Section 6.02. NYSE Listing. Enterprise will cause the Enterprise Common Units, if any, to be issued as all or a portion of the Strike Price to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Settlement Date.

ARTICLE 7

COVENANTS OF ENTERPRISE AND M&B PARTIES

Enterprise and each of M&B and OTA agree that:

Section 7.01. Reasonable Best Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, Enterprise and each of M&B and OTA will use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement. Each of M&B and OTA and Enterprise agree, and of M&B and OTA, prior to the Closing, and Enterprise, after the Closing, agree to cause OTA, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

(b) Each of M&B and OTA and Enterprise shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from third parties, in each case, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 7.02. Public Announcements. Prior to the Closing, the parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding any other provision of this Section 7.02, in no event will either party publicly announce or disclose the financial terms of the transactions contemplated hereby without the prior written consent of the other party unless required by either party to comply with its financial reporting obligations or for the purpose of disclosure of related party transactions to comply with Applicable Law or, in the case of Enterprise, the requirements of the NYSE.

Section 7.03. Regulatory Approvals. Although neither M&B and OTA, on the one hand, and Enterprise, on the other, are aware of any regulatory approvals under Applicable Law that are required with respect to the transactions contemplated hereby (“Required Regulatory Approvals”), if such approvals become necessary prior to the end of the Exercise Period, each of the parties agree that following the Exercise Date, each of them will consult and cooperate with the others with respect to obtaining such approvals, with M&B bearing all of the costs with respect thereto. If necessary, the Exercise Period shall be extended for a reasonable period of time to accommodate such approval process under Applicable Law, but not beyond the 90th Business Day following the Exercise Date.

Section 7.04. Notices of Certain Events. Each party shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any event, condition or development that, individually or in the aggregate, has resulted in (or, in the case of representations and warranties, would result in) the inaccuracy or breach of any representation or warranty, covenant or agreement contained in this Agreement made or to be made by or to be complied with by such notifying party at any time during the term hereof and that would reasonably be expected to result in any of the conditions set forth in ARTICLE 8 not to be satisfied; provided, however, that no such notification shall be deemed to cure any such breach of or inaccuracy in such notifying party’s representations and warranties or covenants and agreements for any purpose under this Agreement and no such notification shall limit or otherwise affect the remedies available to the other parties, including any right to indemnification; or

(d) any Proceedings commenced or threatened in writing that relate to the consummation of the transactions contemplated by this Agreement or the other transaction documents or materially impair the notifying party’s ability to perform its obligations under this Agreement or the other transaction documents.

Section 7.05. Taxes.

(a) All Transfer Taxes incurred in connection with the transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax) shall be borne 50% by Enterprise and 50% by M&B. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use reasonable best efforts to provide such Tax Returns to the other party at least ten (10) days prior to the due date, including extensions, for such Tax Returns. Upon the filing of Tax Returns in connection with Transfer Taxes, the filing party shall provide the other party with evidence satisfactory to the other party that such Transfer Taxes have been filed and paid.

(b) M&B shall be liable for, shall pay and shall protect, defend, indemnify and hold harmless Enterprise and its subsidiaries from and against all losses such parties incur arising from (i) any breach of the representations and warranties contained in Section 3.15 (determined without regard to any materiality or similar qualifier) and (ii) any Pre-Closing Taxes, in each case to the extent a Cash Reserve was not established for such Taxes. For purposes of determining the portion of any Taxes imposed on the OTA Entities for any Straddle Period that are Pre-Closing Taxes, the portion of such Taxes attributable to the Pre-Effective Straddle Period shall, in the case of any Taxes that are imposed on a periodic basis and are payable for the Straddle Period, be (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Settlement Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts, deemed equal to the amount which would be payable if the relevant taxable period ended on the Settlement Date. Any Tax refund (including any interest with respect thereto) relating to any OTA Entity for any Pre-Effective Period or Pre-Effective Straddle Period shall, to the extent not used as an offset to Taxes for purposes of Section 8.02(d), be the property of M&B and, if received by Enterprise or OTA after the Closing, shall be paid over promptly to M&B (or, if an indemnity payment is owed by M&B to Enterprise under this Agreement, shall reduce the amount of such indemnity payment).

(c) M&B shall have the sole right to represent each OTA Entity (and, if applicable, Foreign Holdco) in any federal, state, local or foreign Tax audit, examinations, assessment or administrative or court proceeding (“Tax Contest”) relating to taxable periods ending on or before the Settlement Date or otherwise relating to Taxes for which M&B or any of its Affiliates may be liable pursuant to this Agreement. In the event that a Tax Contest involves Tax items or issues of the OTA Entities (or, if applicable, Foreign Holdco) for a Straddle Period, the parties shall endeavor to cause the Tax Contest proceeding to be separated into two or more separate proceedings, one of which shall involve exclusively the applicable Straddle Period. In the event that such separation cannot, after diligent efforts, be achieved, M&B and Enterprise shall jointly control the Tax Contest and each party shall be entitled to participate at its expense in any Tax Contest relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Settlement Date; provided, however, that (i) M&B shall have no right to control any Tax Contest unless M&B shall have first notified Enterprise in writing of M&B’s intention to do so and (ii) Enterprise and its representatives shall be permitted to, at Enterprise’s expense, participate in any Tax Contest and, if M&B does not assume the defense of any Tax Contest, Enterprise may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such Tax Contest after giving twenty (20) days’ prior written notice to M&B setting forth the terms and conditions of settlement.

(d) M&B shall prepare and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to OTA (and, if applicable, Foreign Holdco) for taxable years or periods ending on or before the Settlement Date in accordance with its prior practice (except as otherwise required by Applicable Law), and Enterprise shall prepare and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to OTA for taxable years or periods beginning after the Settlement Date and all Tax Returns for any Straddle Period; provided, however, with respect to any such Tax Return for any Straddle Period, such Tax Return shall be prepared on a basis consistent with the last previous such Tax Return (except as otherwise required by Applicable Law), and Enterprise shall provide to M&B a copy of each such Tax Return at least twenty (20) days prior to the due date of such Tax Return (taking into account all applicable extensions) for its review and comment, such reasonable comments of M&B received by Enterprise at least five (5) days prior to such due date to be incorporated by Enterprise in such Tax Return as actually filed. Enterprise shall cause OTA (and, if applicable, Foreign Holdco) to timely pay any Taxes of OTA (or Foreign Holdco) that are due after the Settlement Date and M&B shall promptly pay to Enterprise the amount of any such Taxes that are Pre-Closing Taxes for which Cash Reserves have not been established, subject to Enterprise’s right to indemnification for the Taxes described in Section 7.05(b).

(e) Subject to Section 7.05(c), the parties shall cooperate fully, and cause their Affiliates to cooperate fully, as and to the extent reasonably requested by the other party, to accomplish the apportionment of income described pursuant to this Section 7.05 and to promptly respond to requests for the provision of any information or documentation within the knowledge or possession of the other party as reasonably necessary to facilitate compliance with financial reporting obligations arising under Financial Accounting Standards Board (“FASB”) Statement No. 109 (including compliance with FASB Interpretation No. 48), and any Tax Contest. Such cooperation shall include access to, the retention of and (upon the other party’s request) the provision of records and information which are reasonably relevant to any Tax Return or Tax Contest, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties each agree, upon request, to use reasonable efforts to obtain any certificate or other document from any Tax Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

(f) Notwithstanding anything to the contrary herein, to the extent any other provision of this Agreement conflicts with this Section 7.05 with respect to any claims relating to Taxes (including any claims relating to representations respecting Tax matters including Section 3.15), this Section 7.05 shall govern. No claim may be made or brought by any party hereto after the expiration of the applicable survival period unless such claim has been asserted by written notice specifying the details supporting the claim on or prior to the expiration of the applicable survival period. The rights under this Section 7.05 shall survive the Closing until thirty (30) days after the expiration of the statute of limitations (including extensions) applicable to such Tax matter; provided that any claim for indemnification pursuant to Section 7.05(b) shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if proper notice of such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

ARTICLE 8

CONDITIONS TO CLOSING

Section 8.01. Conditions to Obligations of Enterprise and M&B and OTA. The obligations of Enterprise and M&B and OTA to consummate the Closing are subject to the satisfaction of the following conditions:

(a) No provision of any Applicable Law shall prohibit the consummation of the Closing.

(b) The Restructuring Transaction shall have been completed.

(c) All Required Regulatory Approvals, if any, shall have been obtained.

Section 8.02. Conditions to Obligation of Enterprise. The obligation of Enterprise to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) (i) M&B and OTA shall have performed in all material respects all of the obligations hereunder required to be performed by each of M&B and OTA on or prior to the Settlement Date, (ii) the representations and warranties of each of M&B and OTA contained in this Agreement shall be true and correct at and as of the Settlement Date as if made at and as of such date (except for any representations and warranties of each of M&B and OTA made as of a specific date, which shall be true at and as of such date), except as would not reasonably be expected to result in liabilities that are not Permitted Closing Liabilities, and (iii) Enterprise shall have received a certificate signed by an executive officer of each of M&B and OTA to the foregoing effect and to the effect set forth in Section 8.02(b).

(b) Since the date of this Agreement, there shall not have occurred, arisen, come into existence or become known any event, change, effect, occurrence or state of facts that, individually or in the aggregate with all other events, changes, effects, occurrences or states of fact, has had or would reasonably be expected to result in liabilities that are not Permitted Closing Liabilities.

(c) OTA shall have received acceptable evidence of the payoff, settlement and/or release of all indebtedness owed by OTA to M&B or any Affiliate as set forth in the Exercise Notice.

(d) OTA shall have (i) no assets other than Enterprise Common Units and Cash Reserves and (ii) no liabilities of any kind (whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undetermined or otherwise) other than (A) liabilities inherent in the Option Securities, (B) any other liabilities as set forth in the Exercise Notice not to exceed the Cash Reserves of OTA as of the Closing, (C) unknown contingent liabilities for which M&B is required to indemnify Enterprise pursuant to ARTICLE 9, (D) known contingent liabilities for which M&B (i) has established Cash Reserves of OTA as of the Closing in an amount agreed to by Enterprise as sufficient to cover all reasonably expected liabilities and (ii) for which M&B is required to indemnify Enterprise pursuant to ARTICLE 9, and (E) Excluded Taxes.

(e) There shall not be any Order that would reasonably be expected, individually or in the aggregate, to result, directly or indirectly, in (i) the consummation of any of the transactions hereunder or any of the transaction documents being made illegal, restrained, prohibited or materially limited, (ii) as a result of or in connection with any of the transactions hereunder or under any of the transaction documents, the ownership or operation by Enterprise or any of its Subsidiaries of all or any material portion of the business or assets of OTA being made illegal, restrained, prohibited or materially limited, (iii) the ability of Enterprise effectively to acquire, hold or exercise full rights of ownership of the Option Securities or the OTA-Owned Enterprise Common Units being made illegal, restrained, prohibited or having material limitations placed on any such ability or (iv) liabilities that are not Permitted Closing Liabilities.

Section 8.03. Conditions to Obligation of M&B and OTA. The obligation of each of M&B and OTA to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) (i) Enterprise shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Settlement Date, (ii) the representations and warranties of Enterprise contained in this Agreement and in any certificate or other writing delivered by Enterprise pursuant hereto shall be true and correct at and as of the Settlement Date as if made at and as of such date (except for any representations and warranties of Enterprise made as of a specific date, which shall be true at and as of such date), except as would not reasonably be expected to have a material adverse effect on Enterprise’s ability to consummate the transactions contemplated hereby, and (iii) M&B shall have received a certificate signed by an executive officer of Enterprise to the foregoing effect and to the effect set forth in Section 8.03(b).

(b) Since the date of this Agreement, there shall not have occurred, arisen, come into existence or become known any event, change, effect, occurrence or state of facts that, individually or in the aggregate with all other events, changes, effects, occurrences or states of fact, has had or would reasonably be expected to have an Enterprise Material Adverse Effect.

Section 8.04. Frustration of Closing Conditions. Neither Enterprise nor M&B and OTA may rely, either as a basis for not consummating the Closing or for terminating this Agreement, on the failure of any condition set forth in Section 8.01, Section 8.02 or Section 8.03, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.

Section 8.05. Contingent Liabilities. In connection with each specific contingent liability provided for in Section 8.02(d)(ii)(D) (each a “Contingent Liability”), M&B and Enterprise shall mutually agree on a dollar amount of the Cash Reserves to be related to each such Contingent Liability. Upon the settlement of any Contingent Liability or its failure to materialize within a reasonable time following the Closing, Enterprise will cause OTA to deliver to M&B any remaining portion of the Cash Reserves that have not been used by OTA to satisfy that Contingent Liability. M&B shall be entitled to participate in the handling of any Contingent Liability and, subject to the limitations set forth in this Section 8.05, shall be entitled to control such handling, but only for so long as it (i) conducts such handling with reasonable diligence and (ii) the Contingent Liability does not result in a Third Party Claim, at which point the provisions of Section 9.03 shall take precedence over this Section 8.05. M&B shall keep Enterprise advised of the status of such Contingent Liability on a reasonably current basis and shall consider in good faith the recommendations made by Enterprise with respect thereto. If M&B shall assume the control of any Contingent Liability in accordance with the provisions of this Section 8.05, (A) M&B shall obtain the prior written consent of Enterprise (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Contingent Liability, if the settlement or compromise does not release Enterprise and its Affiliates from all liabilities and obligations with respect to such Contingent Liability or the settlement imposes injunctive or other equitable relief against Enterprise or any of its Affiliates and (B) Enterprise shall be entitled to participate in the handling of any Contingent Liability for such purpose.

ARTICLE 9

SURVIVAL; INDEMNIFICATION

Section 9.01. Survival. The representations and warranties of M&B and OTA hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Settlement Date; provided, however, that the representations and warranties contained in Sections 3.01 (Corporate Existence and Power), 3.02 (Corporate Authorization), 3.05 (Capitalization of OTA; Ownership of OTA-Owned Enterprise Common Units), 3.08 (No Undisclosed Liabilities) and 3.12 (Finders’ Fees) (collectively, the “M&B Fundamental Representations”) shall survive Closing indefinitely; provided, further, that the representations and warranties contained in Section 3.04 (Noncontravention) (the “M&B Special Representations”) shall terminate on the date that is eighteen (18) months following the Settlement Date. The representations and warranties of Enterprise contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing; provided, however, that the representations and warranties contained in Sections 4.01 (Corporate Existence and Power), 4.02 (Corporate Authorization), 4.04 (Noncontravention) and 4.05 (Enterprise Common Unit Consideration) (collectively, the “Enterprise Fundamental Representations”) shall survive the Closing indefinitely; provided, further, that the representations and warranties contained in Section 4.04 (Noncontravention) (the “Enterprise Special Representations”) shall terminate on the date that is eighteen (18) months following the Closing Date. All covenants and other agreements of the parties contained in this Agreement that, by their terms, are to be performed after the Closing, will survive the Closing indefinitely or for such shorter period as explicitly specified therein. Notwithstanding anything to the contrary in this Section 9.01, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been duly given, in accordance with the procedures and requirements set forth in this ARTICLE 9, to the party against whom such indemnity may be sought prior to such time.

Section 9.02. Indemnification. (a) Effective at and after the Closing, M&B hereby indemnifies Enterprise and its Affiliates (including OTA following the Closing) against and agrees to hold each of them harmless from any and all Damages actually incurred or suffered by Enterprise or any of its Affiliates arising out of (i) any liabilities of OTA or of M&B as its stockholder, of any kind whether or not accrued or fixed, absolute or contingent, matured or unmatured, or determined or undetermined or otherwise, including any of which arise out of, result from, or relate to the conduct of OTA’s business prior to the Closing or which may be asserted against or imposed upon Enterprise as a successor or transferee of M&B or OTA or as an acquirer of the Option Securities or OTA’s business or otherwise as a matter of law, (ii) any misrepresentation, breach or inaccuracy of any of the M&B Fundamental Representations or M&B Special Representations or (iii) any breach of covenant or agreement made or to be performed by each of M&B and OTA pursuant to this Agreement.

(b) Effective at and after the Closing, Enterprise hereby indemnifies M&B and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually incurred or suffered by M&B or any of its Affiliates arising out of (i) any misrepresentation, breach or inaccuracy of any of the Enterprise Fundamental Representations or Enterprise Special Representations or (ii) any breach of covenant or agreement made or to be performed by Enterprise pursuant to this Agreement.

Section 9.03. Third Party Claim Procedures. (a) The party seeking indemnification under Section 9.02 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Proceeding by any third party (“Third Party Claim”) in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail the specifics of such Third Party Claim, the basis for indemnification and the Indemnified Party’s bona fide estimate of the amount of such Third Party Claim (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually adversely prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, subject to the limitations set forth in this Section, shall be entitled to control and appoint lead counsel for such defense, in each case at its own expense; provided that the Indemnified Party is hereby authorized, prior to the Indemnifying Party’s delivery of a written election to the Indemnified Party of its agreement to defend such Third Party Claim, to file any motion, answer or other pleading that it shall reasonably deem necessary to protect its interests or those of the Indemnifying Party.

(c) If the Indemnifying Party elects to assume the defense of any such Third Party Claim, it shall within thirty (30) days after receipt of the notice referred to in Section 9.03(a) notify the Indemnified Party in writing of its intent to do so. The Indemnifying Party will have the right to assume control of such defense of the Third Party Claim only for so long as it conducts such defense with reasonable diligence. The Indemnifying Party shall keep the Indemnified Parties advised of the status of such Third Party Claim and the defense thereof on a reasonably current basis and shall consider in good faith the recommendations made by the Indemnified Parties with respect thereto. If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 9.03, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such Third Party Claim, if the settlement or compromise does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates and (ii) the Indemnified Party shall be entitled to participate in the defense of any Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

(d) The Indemnified Party shall not settle or compromise any Third Party Claim, or take any corrective or remedial action or enter into an agreed judgment or consent decree with respect thereto, that subjects the Indemnified Party to any criminal liability, requires an admission of guilt or wrongdoing on the part of the Indemnified Party or imposes any continuing obligation on or requires any payment from the Indemnified Party without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

(e) Each party shall reasonably cooperate, and cause their respective controlled Affiliates to reasonably cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 9.04. Direct Claim Procedures. In the event an Indemnified Party has a claim for indemnity under Section 9.02 against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. Such notice shall set forth in reasonable detail the specifics of such claim, the basis for indemnification and the Indemnified Party’s bona fide estimate of the amount of such claim (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually adversely prejudiced the Indemnifying Party. If the Indemnifying Party disputes its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 11.06.

Section 9.05. Calculation of Damages. (a) The amount of any Damages payable under Section 9.02 by the Indemnifying Party shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any reasonable expenses incurred by such Indemnified Party in collecting such amount.

(b) The Indemnifying Party shall not be liable under Section 9.02 for any (i) punitive, special, indirect, consequential, remote or speculative Damages of any kind or nature or (ii) Damages for lost profits, except with respect to Damages for lost profits, to the extent a court of competent jurisdiction determined that lost profits is the appropriate measure of direct damages with respect to the matters giving rise to the claim for Damages (it being understood and agreed that such calculation of Damages shall not be based on any application of revenue or earnings multiples to direct damages); provided that nothing herein shall prevent an Indemnified Party from recovering all components of awards against them in Third Party Claims for which recovery is provided in this ARTICLE 9.

(c) Each Indemnified Party must take commercially reasonable efforts to mitigate in accordance with Applicable Law any Damages for which such Indemnified Party seeks indemnification under this Agreement. If such Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of such Damages, the Indemnified Party must notify the Indemnifying Party and pay to the Indemnifying Party the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party’s reasonable costs of mitigation) promptly after the benefit is received. To the extent recovery and collection is obtained, the amount of any Damages with respect to such indemnification claim will be reduced accordingly.

(d) Each Indemnified Party shall use commercially reasonable efforts to seek recovery and collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 9.02.

Section 9.06. Exclusivity. After the Closing, except for any claim arising in respect of fraud, Section 7.05 and Section 9.02 will provide the exclusive remedies for any misrepresentation, or breach of warranty, or of covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby (other than equitable remedies as they relate to breaches of covenants or other agreements contained herein to the extent such covenants or agreements are to be performed prior to Closing.

Section 9.07. Purchase Price Adjustment. Any amount paid by M&B or Enterprise under Section 7.05 or ARTICLE 9 will be treated as an adjustment to the Strike Price.

ARTICLE 10

TERMINATION

Section 10.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by M&B in its sole discretion;

(b) by either M&B or Enterprise if consummation of the transactions contemplated hereby would violate any non-appealable final Order of any Governmental Authority having competent jurisdiction;

(c) automatically, immediately following the Exercise Period, if the Exercise Notice is not received by Enterprise on or prior to the end of the Exercise Period; and

(d) automatically, if OTA ceases to own any OTA-Owned Enterprise Common Units (or applicable Reference Securities); or

(e) automatically, if the holder of the Liquidity Option ceases to own, directly or indirectly, all of the capital stock of OTA.

The party desiring to terminate this Agreement pursuant to clauses (a) or (b) of this Section 10.01 shall give notice of such termination to the other party.

Section 10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of either party (or any stockholder or Representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 11.03, 11.05, 11.06 and 11.07 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person, (ii) transmitted by facsimile (but only upon confirmation of transmission by the transmitting equipment), (iii) transmitted by e-mail (but only if confirmation of receipt of such e-mail is requested and received) or (iv) transmitted by national overnight courier, in each case addressed as follows:

if to Enterprise, to:

Enterprise Products Partners L.P.

1100 Louisiana Street, 18th Floor

Houston, Texas 77002

Attention: Stephanie C. Hildebrandt, Esq.

Facsimile No.: (281) 887-7612

E-mail: shildebrandt@eprod.com

with a copy to (which shall not constitute notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: David C. Buck

Facsimile No.: 713-220-4285

E-mail: dbuck@andrewskurth.com

if to M&B or OTA, to:

Marquard & Bahls AG

Admiralitaetstrasse 55

204959 Hamburg

Germany

Attention: CFO Dr. Claus-Georg Nette

Facsimile No.: +49 40 37004 332

E-mail: claus-georg.nette@maquard-bahls.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Jeffery B. Floyd and Alan Beck

Facsimile No.: 713-615-5660

E-mail: jfloyd@velaw.com and abeck@velaw.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 11.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 9.06, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 11.04. Assignment; Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto. Notwithstanding the prior sentence, M&B shall have the right to assign the Liquidity Option to (a) any direct or indirect wholly-owned subsidiary of M&B (other than Oiltanking GmbH) that directly or indirectly owns all of the outstanding capital stock of OTA, but no such assignment will relieve M&B of any of its obligations hereunder, and M&B may not thereafter assign, delegate or otherwise transfer, directly or indirectly, any of the equity interests in such direct or indirect wholly-owned subsidiary; and (b) any other Person with Enterprise’s consent (which shall not be unreasonably withheld, conditioned or delayed), but no such assignment will relieve M&B of any of its obligations hereunder. Any purported assignment not permitted under this Section shall be null and void, and with respect to any purported assignment by M&B not permitted result in the termination of this Agreement. In the event that Enterprise or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Enterprise shall cause proper provision to be made so that the successors, assigns, and transferees of Enterprise assume the obligations of Enterprise under this Agreement.

Section 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 11.06. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be subject to the exclusive jurisdiction of the Delaware Chancery Court in Wilmington, Delaware, or, if such court shall not have jurisdiction, any Federal court of the United States of America located in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

Section 11.07. Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT

ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.07.

Section 11.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective permitted successors and assigns.

Section 11.09. Entire Agreement. This Agreement together with the exhibits and schedules hereto, the other transaction documents and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both oral and written, between the parties, or any of them, with respect to the subject matter of this Agreement, and this Agreement is not intended to grant standing to any person other than the parties hereto.

Section 11.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.11. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings, LLC, as General Partner

By:	/s/ Michael A. Creel
	Name:	Michael A. Creel
	Title:	Chief Executive Officer

OILTANKING HOLDING AMERICAS, INC.

By:	/s/ Kenneth F. Owen
	Name:	Kenneth F. Owen
	Title:	President and Chief Executive Officer

MARQUARD & BAHLS AG

By:	/s/ Claus-Georg Nette
	Name:	Claus-Georg Nette
	Title:	Authorized Signatory

By:	/s/ Uwe Danziger
	Name:	Uwe Danziger
	Title:	Authorized Signatory

Signature Page to Liquidity Option Agreement

EXHIBIT A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

by and between

ENTERPRISE PRODUCTS PARTNERS L.P.

and

MARQUARD & BAHLS AG

dated as of [            ], 20[    ]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [            ], 20[    ], by and between Enterprise Products Partners, L.P., a Delaware limited partnership (“Enterprise”), Marquard & Bahls AG, a German Aktiengesellschaft (“M&B”).

WHEREAS, the parties hereto or affiliates thereof entered into that certain Contribution and Purchase Agreement, dated as of October 1, 2014 (the “Purchase Agreement”), by and among Enterprise, Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”), and OTB Holdco, LLC, a Delaware limited liability company (together with OTA, the “Contributing Parties”), pursuant to which the Contributing Parties contributed the Oiltanking GP Equity (as defined in the Purchase Agreement) and the Subject Oiltanking Units (as defined in the Purchase Agreement) in exchange for $2.21 billion cash and the issuance of 54,807,352 Common Units (the “EPD PA Subject Units”) to the Contributing Parties; and

WHEREAS, the parties hereto entered into that certain Liquidity Option Agreement, dated as of October 1, 2014 (the “Liquidity Option Agreement”), by and among Enterprise, M&B and OTA, pursuant to which Enterprise issued an option (the “Option”) to M&B, subject to the terms and condition set forth therein, to sell all of the outstanding shares in OTA to Enterprise in exchange for cash or, at the election of Enterprise, a number of Common Units equal to the number of Common Units held by OTA at the time of the exercise of the Option (such number of Enterprise Common Units, the “EPD Subject Units”);

WHEREAS, it is contemplated by the Liquidity Option Agreement that the parties hereto shall enter into this Agreement to provide certain registration rights with respect to the EPD Subject Units.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. The terms set forth below are used herein as so defined:

“Agreement” has the meaning specified therefor in the Preamble of this Agreement.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1

“ATM Program” means any continuous equity program, “at-the-market” or “dribble out” program or similar continuous equity transaction program under which Enterprise engages one or more investment banks or other broker-dealers to act as distribution agents in continuous registered offerings of Common Units.

“Business Day” has the meaning specified therefor in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited partnership interests of Enterprise.

“Contributing Parties” has the meaning specified therefor in the Recitals of this Agreement.

“Demand” has the meaning specified therefor in Section 2.01(a).

“Demand Registration” has the meaning specified therefor in Section 2.01(a).

“Demand Registration Statement” has the meaning specified therefor in Section 2.01(a).

“Effectiveness Period” has the meaning specified therefor in Section 2.01(b).

“Enterprise” has the meaning specified therefor in the Preamble of this Agreement.

“EPD PA Subject Units” has the meaning specified therefor in the Recitals of this Agreement.

“EPD Subject Units” has the meaning specified therefor in the Recitals of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means the record holder of any Registrable Securities.

“Launch Date” has the meaning specified therefor in Section 2.01(d).

“Liquidity Option Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Losses” has the meaning specified therefor in Section 2.05(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, one or more book-running lead managers of such Underwritten Offering.

“M&B” has the meaning specified therefor in the Preamble of this Agreement.

2

“Offering Demand” has the meaning specified therefor in Section 2.01(b).

“OTA” has the meaning specified therefor in the Recitals of this Agreement.

“Other Holders” has the meaning specified therefor in Section 2.01(e).

“Person” means an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, or other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Registrable Securities” means (i) the EPD Subject Units, and (ii) any Common Units or other securities of Enterprise issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities referenced in clause (i) above, in each case until such time as such securities described in clause (i) or (ii) above cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified therefor in Section 2.05(a).

“Rule 144 Fall-Away Date” has the meaning specified therefor in Section 1.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” has the meaning specified therefor in Section 2.04(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration Statement” has the meaning specified in Section 2.01(a).

“Underwritten Offering” means an offering (including an offering pursuant to a Demand Registration) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earlier to occur of the following: (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act), other than in a transaction permitted by Section 2.07; (c) such Registrable Security is held by Enterprise or one of its Subsidiaries; or (d) such Registrable Security becomes eligible for sale pursuant to Rule 144(b)(1)(i) without limitation under any other of the requirements of Rule 144 under the Securities Act (or any similar provision then in force under the Securities Act).

3

Notwithstanding the foregoing, in the event that any Holder shall have requested an Underwritten Offering prior to the date (the “Rule 144 Fall-Away Date”) on which such Registrable Securities would otherwise cease to be Registrable Securities as a result of clause (d) of Section 1.02, such Registrable Securities shall continue to be Registrable Securities for a period of 120 days following the Rule 144 Fall-Away Date, subject to extension for any period during which Enterprise exercises delay rights pursuant to Section 2.01(c). In addition, any Common Units held by [M&B] or its Affiliates shall be deemed Registrable Securities for all purposes hereunder so long as a designee of Marquard & Bahls AG serves as a member of the board of directors of Enterprise’s general partner (or is actively pursuing the designation of a replacement director in the event such designee becomes unable or unwilling to, or for another reason ceases to, serve as a member of such board and Marquard & Bahls AG is entitled to designate such replacement director pursuant to the Purchase Agreement).

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01 Demand Rights.

(a) Demand. Subject to Section 2.01(e), at any time from and after the issuance of the EPD Subject Units pursuant to the Liquidity Option Agreement, any Holder or Holders of then-outstanding Registrable Securities may request, by written notice to Enterprise (i) that Enterprise prepare and file a registration statement under the Securities Act to permit the public resale of the Registrable Securities either (A) in a specified Underwritten Offering (a “Demand Registration Statement”) or (B) from time to time as permitted by Rule 415 under the Securities Act (a “Shelf Registration Statement”; and any Demand Registration Statement or Shelf Registration Statement, a “Registration Statement”; and any registration contemplated by clause (A) or (B), a “Demand Registration”) or (ii) in the event that a Shelf Registration Statement covering such Holder’s or Holders’ Registrable Securities is already effective, that Enterprise engage in an Underwritten Offering in respect of such Holder’s or Holders’ Registrable Securities (an “Offering Demand” and together with any Demand Registration, a “Demand”). Promptly upon receipt of a Demand, Enterprise shall give written notice thereof to all other Holders.

(b) Procedure related to Demands. In the case of any Demand, all Holders who notify Enterprise in writing within 15 days after the date of notice of such Demand that they desire to include Registrable Securities in the Demand Registration Statement or in the Underwritten Offering pursuant to a Shelf Registration Statement shall be permitted to do so. If applicable, Enterprise shall use its commercially reasonable efforts to cause a Registration Statement to be filed as promptly as practicable after the date of the Demand and to become effective as promptly as practicable following the date of the filing thereof. A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by Enterprise; provided, however, that with respect to any request relating to a Shelf Registration Statement, the form of registration would be on Form S-3 if available (or any successor form, as applicable) and would permit a broad plan of distribution (including sales not involving a firm commitment underwritten offering); provided, further, that if a

4

prospectus or a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from the Registration Statement and the Managing Underwriter selected by the Selling Holders at any time shall notify Enterprise in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus or prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, Enterprise shall use its commercially reasonable efforts to include such information in such a prospectus or prospectus supplement. Enterprise will use its commercially reasonable efforts to cause (i) a Shelf Registration Statement to remain continuously effective with respect to the resale of all Registrable Securities (including by filing as promptly as practicable, if requested by a Holder, any necessary post-effective amendments to such Shelf Registration Statement or one or more successor Shelf Registration Statements, including for the purpose of including additional Selling Holders or adding Registrable Securities referenced in clause (ii) of the definition of “Registrable Securities”) until all Registrable Securities have been distributed in the manner set forth and as contemplated in the Registration Statement or there are no longer any Registrable Securities outstanding covered by such Registration Statement and (ii) a Demand Registration Statement to remain effective until all Registrable Securities have been distributed in the manner set forth and as contemplated in the Demand Registration Statement (as applicable, the “Effectiveness Period”). Each Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date a Registration Statement becomes effective, but in any event within two Business Days after such date, Enterprise shall provide the Selling Holders with written notice thereof. To the extent that a Registration Statement does not become effective on or prior to the date 180 days following the date of the filing thereof, other than at the fault of a Selling Holder, Enterprise shall pay to the Selling Holders as liquidated damages an amount equal to the lesser of (1) 0.25% of the amounts of securities requested to be registered and (2) $2,500,000, prorated with respect to the number of days in and with respect to each six-month period after such date, until the Registration Statement becomes effective (the “Liquidated Damages”).

(c) Delay Rights. Notwithstanding anything to the contrary contained herein, Enterprise may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement other than the closing of sales already committed for prior to receipt of such notice to suspend) if Enterprise (i) is actively pursuing a financing (other than pursuant to any ATM Program), acquisition, merger, reorganization, disposition or other similar transaction and determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or any related prospectus, (ii) determines that an amendment or supplement to the Registration Statement is necessary, or (iii) has experienced some other material non-public event the disclosure of which at such time, in

5

the good faith judgment of Enterprise, would be material and adverse; provided, however, that in no event shall the Selling Holders be suspended for a period exceeding an aggregate of 90 days (exclusive of days covered by any lock-up agreement executed by a Holder in connection with any Underwritten Offering by the Holders) in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Enterprise shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(d) Procedures with Respect to an Underwritten Offering. In the event of any Offering Demand, Enterprise shall enter into an underwriting agreement in customary form with the Managing Underwriter, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, and shall take all such other reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities. In connection with any Underwritten Offering under this Section 2.01, a majority of the Selling Holders shall be entitled to select the Managing Underwriter with respect to the Registrable Securities to be sold in that Underwritten Offering. In connection with an Underwritten Offering under this Section 2.01, each Selling Holder and Enterprise shall be obligated to enter into an underwriting agreement which contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. The Managing Underwriter of the Underwritten Offering shall, no later than the two Business Days prior to the expected date such Underwritten Offering is expected to be launched (the “Launch Date”), provide to the Selling Holders all of the documentation customarily required for the inclusion of Registrable Securities in the Underwritten Offering, including, without limitation, a custody agreement and power-of-attorney, underwriting agreement with Selling Holders’ customary representations, warranties, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities, a form of legal opinion required to be delivered by counsel to the Selling Holders (in form and substance reasonably acceptable to counsel for the Selling Holders) at the closing of an Underwritten Offering and any over-allotment option closing, questionnaires, powers of attorney, indemnities, lock-up agreements (it being understood such agreements shall only contain lock-up provisions that restrict the Selling Holders for a period not exceeding the duration of the shortest restriction generally imposed by the underwriters on Enterprise or other parties subject to lock-up restrictions in respect of Common Units) and other documents reasonably required under the terms of such underwriting agreement (collectively, the “Selling Holder Documentation”). No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and, subject to receipt of notice of the Underwritten Offering and Selling Holder Documentation within the time period set forth above: (A) complete its review, return and execute (as applicable) the Selling Holder Documentation at least one Business Day prior to the expected Launch Date; (B) place the Registrable Securities eligible for inclusion in an Underwritten Offering into the custody of Enterprise’s transfer agent at least one Business Day prior to the expected Launch Date; (C) agree to participate

6

following reasonable notice in any due diligence calls arranged by the Managing Underwriter of an Underwritten Offering on the expected Launch Date, the pricing date of an Underwritten Offering (the “Pricing Date”) or in advance of the closing of an Underwritten Offering and any over-allotment option closing; and (D) unconditionally waive any right to withdraw any Registrable Securities placed into the custody of Enterprise’s transfer agent for inclusion in an Underwritten Offering within one Business Day of the expected Launch Date, whether on the basis of the offering price, underwriter discount, or for any other reason. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Enterprise to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Enterprise or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to Enterprise and a Managing Underwriter; provided, however, that such withdrawal must be made at or prior to the time of pricing of such offering to be effective. No such withdrawal or abandonment shall affect Enterprise’s obligation to pay Registration Expenses.

(e) Limitation on Demands. Enterprise shall have no obligation to effect in the aggregate, more than (i) five (5) Demands pursuant to this Section 2.01 less (ii) the number of Demands, if any, as defined and made pursuant to the Registration Rights Agreement, dated as of October 1, 2014, between Enterprise and OTA; provided, however, that any Shelf Registration Statement (including any post-effective amendment thereto or replacement thereof) shall not be considered a Demand for purposes of this Section 2.01(e); provided further, that any Underwritten Offering related to a Demand Registration Statement shall only be counted as one Demand. Any Demand shall involve Registrable Securities with a fair market value of at least $225 million.

(f) Priority With Respect to Holder-Initiated Underwritten Offerings. Notwithstanding anything to the contrary contained in this Agreement, in connection with an Underwritten Offering contemplated by Section 2.01(a), if any Managing Underwriter of such Underwritten Offering advises Enterprise that the total amount of Common Units that the Selling Holders and any other Persons intend to include in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Common Units that such Managing Underwriter advises Enterprise can be sold without having such adverse effect, with such number to be allocated (i) first, pro rata among the Selling Holders, based, for each such Selling Holder, on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Selling Holder in such Underwritten Offering; by (B) the aggregate number of Common Units proposed to be

7

sold by all Selling Holders in the Underwritten Offering; (ii) second, to Enterprise; and (iii) third, pro rata among any other Persons who have been or are granted registration rights on or after the date of this Agreement who have requested participation in the Underwritten Offering (the “Other Holders”) based, for each such Other Holder, (i) on the percentage derived by dividing (A) the number of Common Units proposed to be sold by such Other Holders in such Underwritten Offering; by (B) the aggregate number of Common Units proposed to be sold by all Other Holders in the Underwritten Offering or (ii) on such other manner as such Other Holders may agree.

(g) Notification by Holders. Each Selling Holder shall notify Enterprise at such time as such Selling Holder has sold or otherwise disposed of all of its Registrable Securities.

Section 2.02 Registration Procedures. In connection with its obligations contained in Sections 2.01, Enterprise will, as expeditiously as reasonably practicable:

(a) prepare and file with the Commission such amendments and supplements to any Registration Statement and the prospectus used in connection therewith as may be necessary to keep any Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by any Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing any registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such registration statement or supplement or amendment thereto; and (ii) such number of copies of such registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by any registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that Enterprise will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

8

(d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of any registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the occurrence of any event as a result of which the prospectus or prospectus supplement contained in any registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of any registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Enterprise of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Enterprise agrees to as promptly as reasonably practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) in the case of an Underwritten Offering, furnish upon request and addressed to the underwriters (i) an opinion of counsel for Enterprise, dated the effective date of the closing under the underwriting agreement; and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment of supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Enterprise’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) and as are customarily covered in opinions of issuers’ counsel and in accountants’ letters delivered to underwriters in underwritten offerings of securities, and such other matters as such underwriters may reasonably request;

9

(h) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Enterprise personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Enterprise need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Enterprise;

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Enterprise are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Enterprise to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities; provided, in no event shall Enterprise be required to cease issuances of Common Units under any ATM Program pursuant to any lock ups requested by the underwriters.

Each Selling Holder, upon receipt of notice from Enterprise of the occurrence of any event of the kind described in subsection (e) of this Section 2.02, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.02 or until it is advised in writing by Enterprise that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Enterprise, such Selling Holder will, or will request the Managing Underwriter, if any, to deliver to Enterprise (at Enterprise’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

10

Section 2.03 Cooperation by Holders. Enterprise shall have no obligation to include in any Demand Registration units of a Selling Holder who has failed to timely furnish all such information which, in the opinion of counsel to Enterprise, is reasonably required in order for the registration statement or any prospectus or prospectus supplement thereto, as applicable, to comply with the Securities Act.

Section 2.04 Expenses.

(a) Certain Definitions. “Registration Expenses” means all expenses incident to Enterprise’s performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Demand Registration, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and New York Stock Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Enterprise, including the expenses of any special audits or “comfort letters” required by or incident to such performance and compliance.

(b) Expenses. Enterprise will pay all Registration Expenses in connection with any Demand Registration filed pursuant to Section 2.01(a), whether or not the Registration Statement becomes effective or any sale is made pursuant to a Demand Registration. Notwithstanding the foregoing, except as otherwise provided in Section 2.05, Enterprise shall not be responsible for (i) legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder or (ii) any “Selling Expenses,” which means all underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities. Each Selling Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.05 Indemnification.

(a) By Enterprise. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Enterprise will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, employees, agents and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder, and its directors, officers, employees, agents and managers, or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder, director, officer, underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated by this Agreement, any preliminary prospectus or final prospectus contained therein, any free writing prospectus related

11

thereto or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Enterprise will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any Selling Holder, any underwriter or any controlling Person in writing specifically for use in any registration statement contemplated by this Agreement, any prospectus contained therein, any free writing prospectus related thereto or any amendment or supplement thereof, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer, employee, agent, manager, underwriter or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Enterprise, its directors, officers, employees and agents and each Person, if any, who controls Enterprise within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from Enterprise to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in any registration statement contemplated by this Agreement or any prospectus contained therein or any amendment or supplement thereof or any free writing prospectus relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.05. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.05 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense

12

and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against an indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.05 is held by a court or government agency of competent jurisdiction to be unavailable to Enterprise or any Selling Holder in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Enterprise on the one hand and such Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Enterprise on the one hand and of such Selling Holder on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Enterprise on the one hand and each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.05 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

13

Section 2.06 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Enterprise agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Enterprise available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Enterprise under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Enterprise, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 2.07 Transfer or Assignment of Registration Rights. The rights to cause Enterprise to register Registrable Securities and the other rights granted to M&B by Enterprise under this Article II may not be transferred or assigned, in whole or in part, by M&B other than (a) with the prior written consent of Enterprise (which consent shall not be unreasonably withheld, conditioned or delayed) or (b) to one or more transferee(s) or assignee(s) of such Registrable Securities that is an Affiliate of M&B and in connection with the transfer of Registrable Securities that, at the time of such transfer, have a market value of not less than $450 million; provided that (i) Enterprise is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (ii) each such transferee agrees to be bound by the terms of this Agreement.

Section 2.08 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to Enterprise all such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Enterprise may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.

Section 2.09 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, Enterprise shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of Enterprise that contains priority rights with respect to the registration or resale of such securities that contravene the rights of the Holders under this Article II; provided that this limitation shall not apply to any additional Person who becomes a party to this Agreement in accordance with Section 2.07.

14

ARTICLE III.

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service or personal delivery:

(a)	if to Enterprise:

Enterprise Products Partners L.P.

1100 Louisiana Street, 18th Floor

Houston, Texas 77002

Attention: Stephanie C. Hildebrandt, Esq.

Facsimile No.: (281) 887-7612

E-mail: shildebrandt@eprod.com

with a copy to (which shall not constitute notice):

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: David C. Buck

Facsimile No.: 713-220-4285

E-mail: dbuck@andrewskurth.com

(b)	if to M&B:

Marquard & Bahls AG

Admiralitaetstrasse 55

20459 Hamburg

Germany

Attention: CFO Dr. Claus-Georg Nette

Facsimile No.: +49 40 37004 332

E-mail: claus-georg.nette@marquard-bahls.com

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Alan Beck and Jeffery Floyd

Facsimile No.: (713)

E-mail: abeck@velaw.com

             jfloyd@velaw.com

or such other address as a party hereto may specify in writing, notice of which is given in accordance with the provisions of this Section 3.01. All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by any other means.

15

Section 3.02 Successor and Assignees. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assignees of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly permitted herein, no party shall be entitled to assign its rights or benefits hereunder to any other person without the consent of each of the other parties hereto.

Section 3.03 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Enterprise or any successor or assignee of Enterprise (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 3.04 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity which such party may have.

Section 3.05 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 3.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.07 Governing Law. The laws of the State of Delaware shall govern this Agreement without regard to principles of conflict of laws.

Section 3.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.09 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth

16

or referred to herein with respect to the rights granted by Enterprise set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.10 Amendment. This Agreement may be amended only by means of a written amendment signed by Enterprise and the Holders of a majority of the then outstanding Registrable Securities.

Section 3.11 No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.12 Third-Party Beneficiaries. Nothing in this Agreement shall confer upon any person not a party to this Agreement, or its legal representatives, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

[The remainder of this page is intentionally left blank.]

17

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Enterprise:

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC,

its general partner

By:

Name:	[Name]

Title:	[Title]

M&B:

MARQUARD & BAHLS AG

By:

Name:	[Name]

Title:	[Title]

EXHIBIT B

Form of Cross Receipt

FORM OF

LIQUIDITY OPTION AGREEMENT CROSS RECEIPT

[            ], 2020

Pursuant to Section 2.03(a)(iv) of the Liquidity Option Agreement (the “Liquidity Option Agreement”) by and among Enterprise Products Partners L.P., a Delaware limited partnership (“Enterprise”), Oiltanking Holding Americas, Inc., a Delaware corporation (“OTA”), and Marquard & Bahls AG, a German Aktiengesellschaft (“M&B”), dated as of October 1, 2014, the undersigned hereby acknowledges receipt of (i) all the outstanding capital stock of OTA owned by M&B (the “Option Securities”) in accordance with Section 2.01 and (ii) all other documents and deliverables required under Section 2.03(b), including (x) the certificates for the Option Securities and (y) [        ] common units representing limited partner interests in Enterprise (the “Enterprise Common Units”) owned by OTA on the Exercise Date in book-entry form in the name of OTA with the transfer agent. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to those terms in the Liquidity Option Agreement.

(Signature Page Follows)

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	Enterprise Products Holdings LLC, as General Partner

By:
Name:
Title:

SIGNATURE PAGE TO

LIQUIDITY OPTION CROSS RECEIPT

Pursuant to Section 2.03(b)(vii), the undersigned hereby acknowledges receipt of (i) the Strike Price consisting of [(x) an amount equal to $[        ] by wire transfer of immediately available funds and (y) [—] Enterprise Common Units representing limited partner interests in Enterprise in restricted book-entry form in the name of M&B with the transfer agent] and (ii) all other documents and deliverables required under Section 2.03(a) of the Liquidity Option Agreement.

(Signature Page Follows)

MARQUARD & BAHLS AG

By:
Name:
Title:

SIGNATURE PAGE TO

LIQUIDITY OPTION CROSS RECEIPT